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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report covering the financial statements of Thermo Cardiosystems, Inc. dated February 5, 2001 (except with respect to the matter discussed in Note 15, as to which the date is February 14, 2001), included in this Form 8-K/A, into Thoratec Corporation's previously filed Registration Statement File Nos. 333-56212, 333-32223, 333-11883, 33-35549, 33-35719, 33-72502, Post-Effective Amendment No.
1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-effective Amendment No. 3 to Registration Statement No. 2-78925 on Form S-8.


/s/ Arthur Andersen LLP

Boston, Massachusetts
March 28, 2001